UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

United States	0-51800	36-4587081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana		47025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of United Community Bancorp (the “Company”) was held on December 21, 2012.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The plan of conversion and reorganization was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,554,872	61,611	5,665	692,805

2a.	The informational proposal concerning the provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,292,728	217,387	113,033	692,805

2b.	The informational proposal concerning the provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,280,143	328,094	13,910	692,806

3.	The following individuals were elected as directors, for the term reflected below, by the following vote.

Name	Votes For	Votes Withheld	Broker Non-Votes

For a term of three years:	6,490,183	131,965	692,805
Jerry W. Hacker	6,495,731	126,417	692,805
James D. Humphrey	6,560,234	61,914	692,805
Ralph B. Sprecher

4.	The appointment of Clark, Schafer, Hackett & Co. as the independent registered public accounting firm for the fiscal year ending June 30, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
7,180,646	121,561	12,742

There were no broker non-votes on the proposal.

Item 8.01	Other Events

On December 21, 2012, the Company announced that the Company’s Plan of Conversion and Reorganization was approved by members of United Community MHC and by the shareholders of the Company at separate meetings held on that date. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: December 21, 2012	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer